MULTIMEDIA CONCEPTS INTERNATIONAL, INC.
                            1410 Broadway, Suite 1602
                            New York, New York 10018

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To
                          Be Held on November 10, 1998

To the Shareholders of MULTIMEDIA CONCEPTS INTERNATIONAL, INC.


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Multimedia Concepts International, Inc. (the ?Company?) will be held at the offices of Klarman & Associates at 14 East 60th Street, Suite 402, New York, New York, on November 10, 1998, at 11:00 a.m. EST, for the following purposes:

     1. To elect three (3) Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and

     2. To transact such other business as properly may be brought before the meeting or any adjournment thereof.

     The close of business on September 28, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors

                                                         Allean Goode, Secretary

Dated: October 21, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                     MULTIMEDIA CONCEPTS INTERNATIONAL, INC.
                            1410 Broadway, Suite 1602
                            New York, New York 10018

                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                         To Be Held on November 10, 1998

         This proxy statement and the accompanying form of proxy were mailed on October 21, 1998 to the stockholders of record (as of September 28, 1998) of Multimedia Concepts International, Inc. (the ?Company?), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on November 10, 1998 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         Shares of the Company's Common Stock, par value $.001 per share (?the Common Stock?), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the proposal to elect three (3) Directors to the Company's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy (i) by notifying the Secretary of the Company, either in writing prior to the Annual Meeting or in person at the Annual Meeting; (ii) by submitting a proxy bearing a later date; or (iii) by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

         The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Company may reimburse same for reasonable out-of-pocket expenses incurred by same in so doing.

         The Report on Form 10-KSB for the six month transitional period ended March 31, 1998, including audited financial statements, and the quarterly report on Form 10-QSB for the quarter ended June 30, 1998, including unaudited financial statements, accompany this proxy statement. The principal executive offices of the Company are located at 1410 Broadway, Suite 1602 New York, New York 10018; the Company's telephone number is (212) 391-1111.

Change in Year End

         On May 13, 1998, the Company?s Board of Directors voted to change the end of the Company?s fiscal year from September 30 to March 31, and a Form 10-KSB was filed for the transition period ending March 31, 1998.

Independent Public Accountants

         On May 14, 1997, the Company and Lazar, Levine & Company LLP ("LL&C") mutually agreed that LL&C would no longer be the Company?s auditors. The change in auditors was not due to any discrepancies or disagreements between the Company and LL&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no disagreements during the two fiscal years ended September 30, 1996 and through the date of resignation, May 14, 1997. LL&C?s reports on the Company?s financial statements for the two years ended September 30, 1996 and 1995 contained an explanatory paragraph addressing the Company's ability to continue as a going concern.

         On July 1, 1997, the Board of Directors of the Company authorized the Company?s Executive Officers to engage Jerome Rosenberg, C.P.A., P.C. as the Company?s new auditing firm for the year then ending September 30, 1997. Prior to engaging Jerome Rosenberg, CPA, P.C. such accounting firm was not consulted on any matters relative to the application of accounting principles on specified transactions or in any matter that was the subject of a disagreement with the prior accountants. The change in accountants was not due to any discrepancies or disagreements between the Company and LL&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         Representatives from Jerome Rosenberg, C.P.A., P.C. are not expected to appear at the Annual Meeting; however, they will have the opportunity to make a statement if they desire to do so, and they are expected to be available by telephone to respond to appropriate questions.

Certain Reports

         No person (?a Reporting Person?) who, during the new fiscal year ended March 31, 1998, was a Director, Officer, or beneficial owner of more than ten percent of the Company's Common Stock [which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the ?Exchange Act?)], failed to file on a timely basis reports required by
Section 16 of the Exchange Act during the most recent fiscal year or prior years, except that U.S. Stores Corp. has not filed a Form 3 for its purchase of shares of the Company. U.S. Stores Corp., has agreed to file a Form 3 as soon as practicable. The foregoing is based solely upon a review by the Company of (i) Forms 3 and 4 filed during the most recent fiscal year by the Company in accordance with Rule 16a-3 under the Exchange Act; and (ii) any representation received by the Company from any reporting person that no Form 5 is required, except as otherwise described herein.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the meeting are the Company?s Common Stock, par value $.001 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on September 28, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. At that date, 3,005,000 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis. The following table sets forth information as of September 28, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any ?group? as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group.

                                                            Number of                         Percent of
Name                                                        Shares (1)                        Class (1)(2)(3)
----                                                        ----------                        ---------------

American Telecom, PLC (4)(5)(6)                             1,868,000                         62.2%
c/o Multimedia Concepts International, Inc.
1410 Broadway, Suite 1602
New York, New York  10018

U.S. Stores Corp. (4)(5)(6)                                 1,868,000                         62.2%
c/o Multimedia Concepts International, Inc.
1410 Broadway, Suite 1602
New York, New York  10018

Ilan Arbel (5)(6)                                           --                                --
c/o Multimedia Concepts International, Inc.
1410 Broadway, Suite 1602
New York, New York 10018

Yair Arbel (5)(6)                                           --                                --
c/o Multimedia Concepts International, Inc.
1410 Broadway, Suite 1602
New York, New York 10018

Rivka Arbel (5)(6)                                          --                                --
c/o Multimedia Concepts International, Inc.
1410 Broadway, Suite 1602
New York, New York 10018

Officers and Directors                                      --                                --

(4 as a Group) (5)(6)

(footnotes from previous page)

     (1) Unless otherwise noted, all shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, are deemed outstanding in determining the number of shares beneficially owned by such person or group.

     (2) The ?Percent of Outstanding Shares Owned? is calculated by dividing the ?Number of Shares Beneficially Owned? by the sum of (i) the total outstanding shares of Common Stock of the Company and (ii) the number of shares of Common Stock that such person has the right to acquire within 60 days, whether by exercise of options or warrants. The ?Percent of Outstanding Shares Owned? does not reflect shares beneficially owned by virtue of the right of any person, other than the person named (and affiliates of such person), to acquire them within 60 days, whether by exercise of options or warrants.

     (3) Does not give effect to 150,000 shares of Common Stock reserved for issuance under the Company's 1995 Senior Management Incentive Plan.

     (4) U.S. Stores Corp. ("U.S. Stores") is a wholly owned subsidiary of American Telecom, PLC, a publicly traded company in Great Britain.

     (5) In January 1998, U.S. Stores acquired control of a majority of the outstanding shares of the Company, of which (i) 403,000 shares were acquired through purchases in the public market (ii) 1,339,000 shares were acquired from European Ventures Corp. (?EVC?), a company of which Ilan Arbel is president and a director, in a private sale; and (iii) 100,000 shares were acquired from another shareholder in a private transaction. In February 1998, American Telecom Corporation ("ATC") acquired 100% of the outstanding common shares of U.S. Stores. In April 1998, ATC exchanged all its outstanding common shares and all outstanding shares of its wholly owned subsidiary, U.S. Stores, with American Telecom, PLC, a publicly traded company in Great Britain. After this transaction, (i) both ATC and U.S. Stores became wholly owned subsidiaries of American Telecom, PLC; and (ii) American Telecom, PLC effectively obtained beneficial control of the Company and its subsidiaries.

     (6) Yair Arbel and Ilan Arbel are brothers and Rivka Arbel is the wife of Yair Arbel. Though it can be expected any shares of Common Stock of record and beneficially owned by members of the Arbel family would be voted as a group on matters presented to the Company's stockholders; however there is no voting agreement or arrangements which require such unified voting.

     It is expected that the following will be considered at the meeting and that action will be taken thereon:

                            I. ELECTION OF DIRECTORS

         The Board of Directors currently consists of three members elected for a term of one year or until their successors are duly elected and qualified.

         An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxy, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth, as of September 28, 1998, the three nominees for election as Directors of the Company:

                                            Position with Company;                                        Director
         Name                               Principal Occupation and Age                                  Since

         Ilan Arbel                         President and Director, 44                                    1994

         Rivka Arbel                        Vice President and Director, 45                               1995

         Yair Arbel                         Director, 49                                                  1995



     The Directors of the Company are elected annually by its stockholders, and the Officers of the Company are appointed annually by its Board of Directors. Vacancies on the Board of Directors may be filled by the remaining Directors. Each current Director and Officer will hold office until the next annual meeting of stockholders or until his successor is elected and qualified.

     Ilan Arbel was the President, Secretary, and a Director of the Company from inception until June 12, 1995 upon the election of Sheikhar Boodram. Mr. Arbel was re-elected as President of the Company in May 1996. In August 1995, Mr. Arbel was re-elected as a Director of the Company. Since 1997, Mr. Arbel has been the President and a Director of U.S. Apparel Corp. (a wholly-owned subsidiary of the Company). Mr. Arbel was the President, Chief Executive Officer, and a Director of American Toys, Inc. from inception until July 1996.
From May 1993 to April 1997, Mr. Arbel was a Director of Play Co. Toys & Entertainment Corp. (?Play Co.?). From June 1994 until his resignation in April 1997, he was the Chairman of the Board of Play Co. Since 1991, Mr. Arbel has been President, Chief Executive Officer, and a Director of United Textiles & Toys Corp. (?UTTC?), a majority owned subsidiary of the Company. Mr. Arbel is a graduate of the University Bar Ilan in Israel, with B.A. degrees in Economics, Business, and Finance.

     In May 1998, Mr. Arbel and Europe American Capital Corporation (a British Virgin Islands company with which Mr. Arbel is affiliated), without admitting or denying allegations made by the Securities and Exchange Commission (the ?Commission?) in connection with a 1993 stock transaction, consented to (i) permanent injunctions against violating Sections 5(a) and 5(c) of the Securities Act of 1993 (the ?Act?) and Sections 13(d) and 16(a) of the Exchange Act and Rules 13d-1, 16a-2, and 16a-3 thereunder; and (ii) a joint and several disgorgement obligation of $218,118 plus prejudgment interest. In addition, Mr. Arbel consented to pay a penalty of $100,000 pursuant to Sections 20(d) of the Act and 21(d)(3) of the Exchange Act.

     Rivka Arbel has been a Director of the Company since June 12, 1995. She was elected Vice President of the Company in May 1996, and in October 1996, she resigned as an officer of the Company. Ms. Arbel was re-elected as Vice President in May 1997. Since 1992, Ms. Arbel has been a director of UTTC. Since 1997, Ms. Arbel has been a Director of U.S. Apparel Corp. Since 1986, Ms. Arbel has been President and a Director of Amigal, Ltd., a producer of men's and women's wear in Israel. Ms. Arbel is the wife of Yair Arbel.

     Yair Arbel has been a Director of the Company since June 12, 1995. Since 1997, Mr. Arbel has been a Director of U.S. Apparel Corp. Mr. Arbel is currently employed by Israeli Aircraft Industries where he has been employed since 1980. Yair Arbel is the husband of Rivka Arbel and the brother of Ilan Arbel (the President and Director of the Company).

     The Company has agreed to indemnify its Officers and Directors with respect to certain liabilities including liabilities which may arise under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers, and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer, or controlling person of the Company in the successful defense of any such action, suit, or proceeding) is asserted by such Director, Officer, or controlling person of the Company in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. The Company will be governed by the final adjudication of such issue.

Board Meetings, Committees, and Compensation

     During the six month transition period ended March 31, 1998, no meetings of the Board of Directors were held; rather, actions were taken on three (3) occasions by unanimous written consent of the Board of Directors, which consent was obtained in lieu of meetings. The Company does not pay its Directors for attendance at Board of Directors meetings or committee meetings.

     The Board of Directors recommends that you vote "FOR" the nominees for Directors.

                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by the Company during the years ended September 30, 1998, 1997, and 1996 to each of the named executive officers of the Company.


                           Summary Compensation Table

(a)                               (b)       (c)             (d)                (e)                      (g)
                                                                                                        Securities

Name and Principal                                                             Other Annual             Underlying
Position                          Year      Salary($)       Bonus($)(1)        Compensation($)          Options/ SARs(#)
Ilan Arbel(1)                     1998           -                -                     -                  -
 Chief Executive Officer          1997           -                -                     -                  -
  of the Company                  1996           -                -                     -               2,900,000 (2)


(footnotes from previous page)

     Mr. Arbel does not receive any cash compensation as an officer of the Company. Mr. Arbel entered into an employment agreement with the Company in May 1996. See "-Employment Agreements." See "-Employment Agreements.?


Employment Agreements

         On April 4, 1996, the Board of Directors authorized the Company to enter into a compensation agreement with Ilan Arbel. Pursuant thereto, the Company granted to Ilan Arbel an option to purchase 1,900,000 warrants identical to the Warrants sold by the Company in its initial public offering. The option was exercisable at $.04 per Warrant. The Warrants and shares underlying the Warrants were registered for resale pursuant to a Form S-8 registration statement. Mr. Arbel exercised this option in full and sold the Warrants in April 1996. In addition, the board authorized the Company to issue an additional option to Mr. Arbel to purchase 200,000 shares of Common Stock at $3.70 per share. On April 19, 1996, the board of directors of the Company and Mr. Arbel amended the compensation agreement and terminated the option to purchase 200,000 shares of Common Stock and in lieu thereof, issued an option to purchase an additional 1,000,000 Warrants. The option was exercisable at $.04 per Warrant. The Warrants were registered for resale pursuant to an amendment to the Form S-8 registration statement. Mr. Arbel exercised this option in full and sold the Warrants commencing in May 1996.

         As of May 15, 1996, the Company entered into an employment agreement with Ilan Arbel, for a period of five years. Pursuant thereto, Mr. Arbel became the President and Chief Executive Officer of the Company. At such time the Company and Mr. Arbel agreed to increase the option price to purchase the Warrants to $1.90 per Warrant, whereby Mr. Arbel owed the Company $7,250,000, which was payable either in cash, or other securities. The term securities was defined as any debt or equity security or convertible security, the underlying security of which, is traded on either a national securities exchange or on the Nasdaq Stock Market. The price for which the securities could be exchanged to reduce the debt was 50% of the average bid price of the securities or the underlying securities of a convertible security, for a period of ninety days ending five days prior to the exchange. The employment agreement provides that no other compensation or remuneration be paid to Mr. Arbel during its term. Mr. Arbel, through affiliates has transferred to the Company an aggregate of 803,070 shares of Play Co. Series E Preferred Stock, each of which is convertible at any time into six shares of Play Co.?s common stock as payment of the debt.

         In May 1996, the Company, in anticipation of the execution of an employment agreement with Rivka Arbel, granted Mrs. Arbel an option to purchase from the Company up to 600,000 Warrants, which Warrants were to be identical to the Warrants issued in the Company's initial public offering. Initially Mrs. Arbel was to pay $.04 per Warrant and resell the Warrants pursuant to a Form S-8 registration statement, however, the Company and Mrs. Arbel agreed that such price was too low and decided to increase the price to $2.50 per Warrant, which was to be paid either in cash, or other securities, as such term is described above. In June 1996, Mrs. Arbel entered into an employment agreement with the Company, for a period of five years, pursuant thereto Mrs. Arbel became a Vice-President of the Company. The employment agreement provided that no other compensation or remuneration be paid to Mrs. Arbel during its term. In August 1996, this agreement was terminated and the 600,000 Warrants returned to the Company?s treasury unexercised.

1995 Senior Management Incentive Plan

         In June 1995, the Board of Directors adopted the Senior Management Incentive Plan (the "Management Plan"), which was adopted by stockholder consent. The Management Plan provides for the issuance of up to 150,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers and other key employees.

         The Management Plan was adopted to provide the Board of Directors with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding executive officers and directors who are also employees of the Company, or a subsidiary or the Company, who render significant services to the Company or one of its subsidiaries. To enable the Company to attract and retain qualified personnel without unnecessarily depleting the Company's cash reserves, the Board of Directors intends to offer key personnel equity ownership in the Company through the grant of stock options and other rights pursuant to the Management Plan. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer executive officers and directors who are also employees of the Company a personal interest in the Company's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock.

         The Management Plan is intended to help the Company attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice-Chairman, Chief Executive Officer, Chief Operating Officer, President, and Vice Presidents of the Company) who perform services of special importance to the Company will be eligible to participate under the Management Plan. The Company does not presently have any intention to hire any additional management employees and has not engaged in any solicitations or negotiations with respect to the hiring of any management employees. As of the date of this Prospectus, the Company's sole officers are Ilan Arbel, Rivka Arbel, and Allean Goode, and its directors also includes Yair Arbel. A total of 150,000 shares of Common Stock will be reserved for issuance under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Board of Directors. In December 1995, the Company granted an option to purchase 75,000 shares at $8.75 per share to Howard Wertheim, D.M.D., who was the President and sole director of Multi Media Publishing, Inc., a former subsidiary of the Company. This option has been terminated by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From October 1995 to September 1997, the Company loaned an aggregate of $1,276,235 to UTTC, $1,000,000 of which was converted into equity in the Company. On December 1, 1997, the Company received 3,571,429 shares of UTTC's common stock from UTTC as payment for $1,000,000 owed to the Company by UTTC.

     On October 21, 1996, the Board of Directors adopted resolutions authorizing the Company, subject to stockholder approval, to terminate its ownership and relationships with American Eagle Industries Corp. and Multi Media Publishing, Inc. as non-profitable business investments. These resolutions were adopted by the Company?s shareholders in December 1996.

     On January 2, 1998, the Company was issued 3,571,429 shares of common stock of UTTC, a company of which Mr. Arbel is President, Chief Executive Officer, and a Director, at a price of $.28 per share, as payment for $1,000,000 loaned by the Company to UTTC. As a result of the transaction, the Company owns 78.5% of the outstanding shares of common stock of UTTC, effectively making UTTC a subsidiary of the Company. Because UTTC owns approximately 59% of the outstanding shares of common stock of Play Co., the Company and its management obtained beneficial voting control of Play Co.

     On January 20, 1998, U.S. Stores, a company which was incorporated on November 10, 1997 acquired 1,465,000 shares of the Company?s Common Stock, 1,339,000 of which shares were acquired from EVC, a company of which Mr. Arbel is president and a director, in a private sale. After this transaction, U.S. Stores held an aggregate of 1,868,000 shares (or 62.2%) of the Company?s Common Stock outstanding, effectively making the Company a subsidiary of U.S. Stores.

     On February 28, 1998, American Telecom Corporation ("ATC ") acquired 100% of the outstanding common shares of U.S. Stores. In April 1998, ATC exchanged all its outstanding common shares and all outstanding shares of its wholly owned subsidiary, U.S. Stores, with American Telecom, PLC, a publicly traded company in Great Britain. After this transaction, both ATC and U.S. Stores became wholly owned subsidiaries of American Telecom, PLC, and American Telecom, PLC
effectively obtained beneficial voting control of the Company and its subsidiaries.

     See ?Executive Compensation? for the terms and conditions of the employment of the Company?s Executive Officers.

                              FINANCIAL INFORMATION

     A Copy of the Company's Annual Report on Form 10-KSB for the six month transition period ended March 31, 1998 and quarter ended June 30, 1998 shall be furnished without the accompanying exhibits to stockholders, without charge, upon written request therefor sent to Allean Goode, Secretary, Multimedia Concepts International, Inc, 1410 Broadway, Suite 1602, New York, New York 10018.


                               II. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present and knows that others will present at the Annual Meeting is that herein set forth. If any other matter is properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.


                                             By Order of the Board of Directors,

                                                                    Allean Goode
                                                                       Secretary

October 21, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.